AMENDMENT NO. 2
                                    TO
                           EMPLOYMENT AGREEMENT

     This Amendment No. 2 to Employment Agreement is made as of the 25th day of July, 2000, by and between Stewart Enterprises, Inc., a Louisiana corporation (the "Company"), and Brian J. Marlowe (the "Employee").

                           W I T N E S S E T H:

     WHEREAS, the Company has entered into an Employment Agreement with the Employee dated as of August 1, 1995 as amended by Amendment No. 1 dated as of October 31, 1998 (as amended, the "Employment Agreement");

     WHEREAS, the Employee has agreed to serve as the Company's Executive Vice President and Chief Operating Officer; and

     WHEREAS, the Company and the Employee have agreed to certain changes in the terms of Employee's employment, as set forth herein.

     NOW THEREFORE, the Company and the Employee agree as follows effective December 6, 1999:

     SECTION 1. Except as expressly amended herein, all of the terms and provisions of the Employment Agreement shall remain in full force and effect.

     SECTION 2. The second paragraph of Article I, Section 1 of the Employment Agreement is hereby amended in its entirety as follows:

               CAPACITY AND DUTIES OF EMPLOYEE. (a) The Employee is employed by the Company to render services on behalf of the Company as Executive Vice President and Chief Operating Officer. As the Executive Vice President and Chief Operating Officer, the Employee shall perform such duties as are assigned to the individual holding such title by the Company's Bylaws and such other duties, consistent with the Employee's job title, as may be prescribed from time to time by the Board of Directors of the Company (the "Board") and/or the Company's Chief Executive Officer.

               (b) The Employee shall make himself available to attend meetings of the Board whether or not he is serving as a member of the Board at the time of such meeting. The Company will consider inviting the Employee to serve as a member of the Board after he has completed one year of service as Executive Vice President and Chief Operating Officer, but will not be obligated to do so.

     SECTION 3. Article 1, Section 3 of the Employment Agreement is hereby amended in its entirety as follows:

          3. DEVOTION TO RESPONSIBILITIES.

               (a) During the Employment Term, the Employee shall devote all of his business time to the business of the Company, shall use his reasonable best efforts to perform faithfully and efficiently his duties under this Agreement, and shall not engage in or be employed by any other business; provided, however, that nothing contained herein shall prohibit the Employee from (a) serving as a member of the board of directors, board of trustees or the like of any for-profit or non-profit entity that does not compete with the Company, or performing services of any type for any civic or community entity, whether or not the Employee receives compensation therefor, (b) investing his assets in such form or manner as shall require no more than nominal services on the part of the Employee in the operation of the business of the entity in which such investment is made, or (c) serving in various capacities with, and attending meetings of, industry or trade groups and associations, as long as the Employee's engaging in any activities permitted by virtue of clauses (a), (b) and (c) above does not materially and unreasonably interfere with the ability of the Employee to perform the services and discharge the responsibilities required of him under this Agreement. Notwithstanding clause (b) above, during the Employment Term, the Employee may not beneficially own more than 2% of the equity interests of a business organization required to file periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act") and may not beneficially own more than 2% of the equity interests of a business organization that competes with the Company. For purposes of this paragraph, "beneficially own" shall have the same meaning ascribed to that term in Rule 13d-3 under the Exchange Act.

               (b) If, in the good faith judgment of the Chief Executive Officer, the Employee's performance is adversely affected by maintaining his primary residence outside of the New Orleans, Louisiana metropolitan area, Employee will address and correct any such adverse effects within 30 days following receipt of notice thereof from the Chief Executive Officer. If, at the end of the 30-day period, the Chief Executive Officer believes that the corrective measures taken have not sufficiently cured such adverse effects, he may provide notice to the Employee in accordance with Article VI
     Section 2 of this Agreement that the Employee must establish his primary residence in the New Orleans, Louisiana metropolitan area within 60 days. If the Employee does not comply with such notice, the Company may elect, by written notice to the Employee, to treat the Employee's non-compliance as a voluntary resignation by the Employee pursuant to Article III, Section 6 of this Agreement.

     SECTION 4. Article II, Section 1 of the Employment Agreement is hereby amended to read in its entirety as follows:

          1. SALARY. Effective December 6, 1999, a salary ("Base Salary") at the rate of $355,000 per fiscal year of the Company ("Fiscal Year"), payable to the Employee at such intervals as other salaried employees of the Company are paid.

     SECTION 5. Article II, Section 2 of the Employment Agreement is hereby amended to read in its entirety as follows:

          2. BONUS. (a) For fiscal years beginning November 1, 1999, the Employee shall be eligible to receive an annual incentive bonus (the "Bonus") of up to $375,000 per Fiscal Year. The Bonus will be awarded based upon factors to be established annually and set forth in an annual supplement to this Agreement.

          (b) The Bonus shall be paid in cash not later than 30 days following the filing of the Company's annual report on Form 10-K for the Fiscal Year in which the Bonus has been earned.

     SECTION 6. Article II, Section 5 of the Employment Agreement is hereby amended to read in its entirety as follows:

          5. EXPENSES. (a) The Employee shall be reimbursed for reasonable out-of-pocket expenses incurred from time to time on behalf of the Company or any subsidiary in the performance of his duties under this Agreement, upon the presentation of such supporting invoices, documents and forms as the Company reasonably requests.

               (b) The Employee shall be reimbursed, up to a maximum of $200,000 in the aggregate, for any loss on the sale of his Virginia residence and moving and similar expenses incurred in connection with the Employee's relocation to New Orleans, upon the presentation of such supporting invoices, documents and forms as the Company reasonably requests.

               (c) The Company shall have no obligation to reimburse the Employee for any expenses associated with or related to maintaining a second residence.

     SECTION 7. Article III, Section 3 of the Employment Agreement is hereby amended to read in its entirety as follows:

          3. CAUSE. The Company may terminate the Employee's status as an employee for Cause. As used herein, termination by the Company of the Employee's status as an employee for "Cause" shall mean termination as a result of the Employee's breach of this Agreement or the willful engaging by the Employee in gross misconduct injurious to the Company, which in either case is not remedied within 10 days after the Company provides written notice to the Employee of such breach or willful misconduct.

     SECTION 8. Article III, Section 4, paragraph (a) of the Employment Agreement is hereby amended to read in its entirety as follows:

          (a)  The occurrence of any of the following during the Employment
Term:

               (i) the assignment by the Board to the Employee of any duties or responsibilities that are inconsistent with the Employee's status, title and position as Executive Vice President and Chief Operating Officer;

               (ii) any removal of the Employee from, or any failure to reappoint or reelect the Employee to, the position of Executive Vice President and Chief Operating Officer of the Company, except in connection with a termination of Employee's status as an employee as permitted by this Agreement;

               (iii) the Company's requiring the Employee to be based anywhere other than in the New Orleans, Louisiana or Washington, D.C. metropolitan areas, except for required travel in the ordinary course of the Company's business;

     SECTION 9. Article VI, Section 2 of the Employment Agreement is hereby amended to read in its entirety as follows:

          2. NOTICES. All notices hereunder must be in writing and shall be deemed to have been given upon receipt of delivery by: (a) hand (against a receipt therefor), (b) certified or registered mail, postage prepaid, return receipt requested, (c) a nationally recognized overnight courier service (against a receipt therefor) or (d) telecopy transmission with confirmation of receipt. All such notices must be addressed as follows:

          If to the Company, to:

          Stewart Enterprises, Inc.
          110 Veterans Memorial Boulevard
          Metairie, Louisiana  70005
          Attn:  Chief Executive Officer

          If to the Employee, to:

          Brian J. Marlowe
          1015 Basil Road
          McLean, VA  22101

     or such other address as to which any party hereto may have notified the other in writing.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and signed as of the date indicated above.

                                   STEWART ENTERPRISES, INC.


                                   By:/s/ James W. McFarland
                                      ----------------------------------
                                        James W. McFarland
                                        Compensation Committee Chairman


                                   EMPLOYEE:

                                      /s/ Brian J. Marlowe
                                      -----------------------------------
                                             Brian J. Marlowe